EX-10.12
                                    PROMISSORY NOTE

                               CONVERTIBLE PROMISSORY NOTE

$25,000.00
                                Holtville, California    August 24, 2005

     FOR VALUE RECEIVED, the undersigned, RMD Technologies, Inc. ("Payor") promises to pay in lawful money of the United States of America, to Ann Morrison ("Payee" or "Lender"), or order, at 308 West 5th Street, Holtville, CA 92250, the principal sum of Twenty Five Thousand Dollars ($25,000.00), with interest on the unpaid balance of said principal sum until paid.

     1. INTEREST. The Parties acknowledge that the Lender has advanced funds to the Payor and that interest will accrue until paid in full or until the Note is converted into shares in RMD Technologies, Inc. as set forth hereinafter, whichever first occurs and at the rate of wall street prime (at the time of the writing of this Note - 5.5% per annum), plus 2% or 7.5% interest per annum as of the writing of the within Note.

     2. DUE DATE. The entire principal sum and interest accrued thereon shall be all due and payable on August 24, 2006.

     3. LATE PAYMENT FEE. There shall be a late payment fee of five percent (5%) of payment then due for any payment received more than ten (10) days after the due date.

     4. PREPAYMENT. There shall be no penalty for the prepayment of any portion of principal or accrued interest.

     5.  DEFAULT AND ACCELERATION.

     5.1 If default shall be made in the payment when due of all or any part of any installment of principal or interest, then the entire sum of principal then unpaid, together with accrued interest thereon, shall become immediately due and payable at the option of the holder of this Note, without notice.

     5.2 The obligations under this Note shall become all due and payable upon the happening of any of the following events:

          A. If the Payor makes any sale or transfer of an equity position in it or a controlled subsidiary in a twelve (12) month period that results in the transfer of more than twenty-five percent (25%) of the equity, liquidations or profit rights, the Payee shall have the right to call for an acceleration of all amounts due. Any waiver of a right to accelerate the due date of the principal under this provision shall not be interpreted to be continuing waiver.

          B. Upon the bankruptcy or appointment of a receiver of the assets of the Payor.

          C. Upon the transfer by the Payor in any twelve (12) month period twenty-five percent (25%) of the assets of the Payor the Payee shall have the right to call for an acceleration of all amounts due. Any waiver of a right to accelerate the due date of the principal under this provision shall not be interpreted to be continuing waiver.

     6. ATTORNEY FEES. If suit is brought herein (whether settled or pursued to final judgment or award), or if an attorney is employed or expenses are incurred to compel payment of this promissory note or any portion of the indebtedness evidenced hereby, the undersigned promises to pay all attorney's fees and collection costs incurred in those legal efforts in each and every action, suit, or other proceeding, including any and all appeals, or petitions therefrom. As used herein, the term "attorneys' fees" means the full costs of legal services performed in connection with the matters involved, calculated on the basis of usual fees charged by an attorney performing those services, and not limited to "reasonable attorneys' fees" as defined in any statute or rule of the court.

     7.  NOTE CONVERTIBLE.  The within Promissory Note is
convertible into shares of RMD Technologies, Inc. Such conversion can take place by written notice from the Payee / Lender to RMD Technologies, Inc., and shall be complied with by RMD Technologies, Inc. within a reasonable period of time, all contingent upon RMD Technologies, Inc. securing full qualification and clearance from the Securities and Exchange Commission for placement on the OTCBB (Over the Counter Bulletin Board Exchange). The amount outstanding, i.e., the principal sum plus accrued interest shall be convertible to freely trading shares in RMD Technologies, Inc. at the par value of .001 per
share.   At such time as the subject shares have been converted and tendered to the Payee / Lender at the referenced address in San Diego, California, i.e., as many shares as need to be issued in order to pay off the Twenty Five Thousand Dollars ($25,000.00) plus accrued interest. At such time as those shares are delivered to Payee / Lender, Payee / Lender shall tender to RMD Technologies, Inc., marked paid in full, the subject original Promissory Note.

Dated: August 24, 2005

                                       RMD Technologies, Inc.


                                       By: /s/  Patrick Galliher
                                       Patrick Galliher, Preside